(English Translation)

Exhibit 10.15

Lease Contract of E-Wing Center

1. Lessor: Zhao Li (hereinafter referred to as “Party A”)

Tel: 13904027886

Fax:

2. Lessee: Beijing PKU Chinafront Technology Co., Ltd. (hereinafter referred to as “Party B”)
Address: Room 717, Building B, E-wing Center, No.113, Zhichun Road, Haidian District, Beijing
Tel: 010-82671299
Fax: 010-62607657

3. Leased property: Room 0717, 7/F, E-wing Center, Zhichun Road, Haidian District

Party A hereby agrees to lease the leased property (see exhibit) in good conditions to Party B as an office. The floor space of the leased property is 360m2 in total; meanwhile, it commits that it possesses the legal ownership to the leased property.

4. Term of tenancy

4.1 The term of tenancy lasts for one year from January 1, 2006 (initiation date of the lease) to December 31, 2006.

Among it, the period from December 1, 2004 to December 31, 2004 was the rent-free period. During the rent-free period, Party B did not pay the rents, but it shall pay the property management fees, power bill and other miscellaneous expenses.

4.2 After the expiry of the term of tenancy, Party A is entitled to lease the room and Party B shall return it on schedule.

4.3 Under the same conditions, Party B enjoys the priority to extend the lease, on the condition that Party B shall put forward written application to Party A 2 months prior to the expiry of the Contract. The lease conditions will be determined through negotiation. In case that Party B intends not to extend the lease, it shall propose to return the room 2 months prior to the expiry of the Contract. The salesmen of Party A may show new clients around the room where Party B now occupies, and Party B shall offer cooperation.

5. Rent

5.1 Definition of rent: the room rent and property management fees are called rents collectively.

5.2 The room rent is RMB 2.7778/ m2/day, and the property management fee is RMB 0.70/ m2/day, the average monthly room rent is RMB 30,000 Yuan, and the average monthly property management fee is RMB 7560 Yuan, therefore the monthly rent is RMB 37,560 Yuan in total.

5.3 The initial rent shall be paid during the period from January 1, 2005 to February 28, 2005.

5.4 Party B shall pay RMB 37,560 Yuan to Party A when concluding the Contract.

5.5 The rent shall be paid once a month and must be paid up before 5th of each month (postponed in case of festivals or holidays). If Party B fails to pay the rent when it is overdue, it shall pay a late fee at a rate of 3.6‰/ day against the monthly rent; in the event that it is overdue for more than 30 days, Party A is entitled to terminate the Contract and handle it according to Article 9.2 of the Contract.

6. Deposit

6.1 Party B shall pay a lease deposit up to 2-month room rent and property management fees to Party A (RMB 75120 Yuan in total) when concluding the Contract; after the expiry of the Contract, if Party B will not extend the lease, under the circumstance that Party B does not default any expenses and remains every facilities in the room intact, Party A shall return all of the deposits, if needed, the expenses needed may be deducted from the deposit (without any interest)

6.2 If Party B terminates the Lease Contract during the term of tenancy (not including the situation that Party B purchases the leased area), the deposit will not be refunded and will be handled according to Article 9.2.

7. Other expenses

7.1 Both Parties shall bear their own attorney fees, if necessary, both Parties shall pay the taxes pertinent to the conclusion and registration of the Contract according to the provisions of the government of the CPC.

7.2 All power bills and satellite TV fees incurred during the tenancy of the lease shall be paid by Party B to the property Management Company or relevant department of the state.

7.3 All problems due to the arrear or late payment of the expenses hereinbefore shall be settled by Party B. Losses suffered by Party A for the arrear of Party B shall be compensated by Party B.

8. Responsibilities of the Lessor

8.1 During the term of tenancy, Party A shall not withdraw the room without justified reasons; in the event that Party A requires withdrawing the room prior to the expiry of the Contract, Party A shall compensate all losses suffered by Party B therefrom.

8.2 In the event that Party A transfer the lease right wholly or partly to any third party, it can only implement it after acquiring the consent of Party B and the Lease Contract will remain valid.

8.3 During the term of tenancy, Party A shall provide the invoice for room lease in due time, otherwise, Party B is entitled not to pay the rent.

8.4 Party A shall notify Party B of any changes of its contact methods.

8.5 After the expiry of the tenancy term, and Party B pays off all expense, such as the rent and property management fees, and returns the key of the room, Party A shall return the deposits of Party B (interest free).

9. Responsibilities of Lessee

9.1 Party B shall pay rents, deposits and various expenses (see Article 7 for detail) as provided in Article 5, 6 and 7 of the Contract. In case of any arrear, it will be deemed as default.

9.2 If Party B terminates the lease during the term of tenancy, upon the written consent of Party A, both Parties shall conclude an agreement on the termination of the Contract. Party B shall pay off all expenses including the rents, but the deposits paid will not be refunded; if Party B withdraws the lease privately without acquiring the consent of Party A, the deposits paid by Party B will not be returned. Besides, Party B shall compensate all economic losses of Party A due to its withdrawal.

9.3 During the term of tenancy, Party B shall not sublease the room it rents, and the sublease without permission is invalid and will be deemed as a breach to the Contract.

9.4 Party B shall cherish the room and facilities. Part B shall compensate for all damages caused by improper use.

9.5 Party B can only decorate or layout the room leased upon the consent of Party A, or the Management Company and relevant departments; Party B shall bear all expenses and losses for the changes or damages to the facilities and structure of the leased property due to the decoration of Party B. Decoration of Party B shall be carried out according to the Rules for Decoration.

9.6 After the expiry of the term of tenancy, in case that both Parties have not extended the lease contract, Party B shall return the room on schedule, in case that Party B fails to return the leased room , besides requiring Party B to move out within time limit and supplementing rents during the occupancy period, Party A is entitled to collect defaults at 30% of the monthly rent.

10. Waiver

Party A understands that it shall not be deemed as Party A waives the right of investigation when the breach of contract happens and the rent is accepted. The fact that Party A waives any right stipulated in various articles of the Lease Contract can only be evidenced by the written signature of Party A. The fact that the amount of rent or other payments made by Party B does not come up to the amount prescribed in the Lease Contract or Party A accepts the short rent or other payments shall not be deemed that Party A agrees Party B to pay in short. The fact that Party A accepts the payment in short will not affect its rights of claiming the arrear rent, or adopting other measures prescribed in the Lease Contract or laws.

11. Force majeure

11.1 During the contract term, in case that it is due to the force majeure, such as tycoon, earthquake, storm, fire, war and coup, that incurs the losses of one Party or makes the contract cannot be implemented and terminated, neither party to the contract bears any responsibility.

11.2 In the event that the leased room is seriously damaged due to fire or other reasons, and Party A decides not to repair or push over the damaged room, Party A shall notify Party B of his decision in writing within 90 days after the happening of such disasters, and the lease contract will be terminated after the notice is sent out. Party B shall move out of the leased room immediately. Party A will not pay any compensation, and is exempted from the rent as of the date of damage; if Party A decides to repair the leased room, he will resume the collection of rent as of the date when the repair is complete.

12. Dispute resolution

The Lease Contract follows the laws of CPC, and is subject to the jurisdiction of Chinese laws, as well as shall be explained according to Chinese laws. In case that no agreement is reached for the disputes arising from the Lease Contract through negotiation, any party to the contract may put forward litigation application to the People’s Court where E-wing Center is located.

13. Miscellaneous

13.1 Party A and Party B may conclude supplementary agreement for matters uncovered in the Contract through amicable negotiations. The supplementary agreement will constitute the attachment of the Contract, and is of equal legal force as the Contract.

13.2 The Contract will come into force as of the date signed and sealed by both parties. The contract is made in duplicate with each party holding one.

13.3 The Contract and its attachment are in Chinese and the Chinese version shall prevail.

14. Attachment

Plain Position of the storey of Beijing E-wing Center leased by Party B (highlight by the shadow)

Party A	Party B:
Legal Representative:	Legal Representative:
Date: November 25, 2004	Date: November 25, 2004
4-004	No.: 0019360